                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement (File No. 333-9025).


                                                         /s/ Arthur Andersen LLP


New York, New York
September 23, 1996